Exhibit 77(q)(1)

(e)(1) Form of Investment Management Agreement between Registrant, on behalf of the Funds, and ING Pilgrim Investments, Inc. (the "Manager") - filed as an exhibit to Post-Effective Amendment No. 44 to the Registrant's Form N-1A
Registration   Statement  on  December  22,  2000  and  incorporated  herein  by reference.

(e)(2) Form of Sub-Advisory Agreement between Registrant, on behalf of Pilgrim International Value Fund, the Manager, and Brandes Investment Partners, LP - filed as an exhibit to Post-Effective Amendment No. 45 to the Registrant's Form N-1A Registration Statement on March 1, 2001 and incorporated herein by reference.

(e)(3) Form of Sub-Advisory Agreement between Registrant, on behalf of Pilgrim Research Enhanced Index Fund, the Manager, and J.P. Morgan Investment Management, Inc. - filed as an exhibit to Post-Effective Amendment No. 45 to the Registrant's Form N-1A Registration Statement on March 1, 2001 and incorporated herein by reference.

(e)(4) Form of Sub-Advisory Agreement between Registrant, on behalf of Pilgrim Growth and Value Fund, the Manager, and Navellier Fund Management, Inc. - filed as an exhibit to Post-Effective Amendment No. 45 to the Registrant's Form N-1A Registration Statement on March 1, 2001 and incorporated herein by reference.